Exhibit 10.1

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of April 25, 2024, is executed by and among Business First Bancshares, Inc. (“BFST”), a Louisiana corporation and financial holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and Oakwood Bancshares, Inc. (“Oakwood”), a Texas corporation and bank holding company registered under the BHC Act, and the shareholders of Oakwood who are signatories hereto (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, BFST and Oakwood are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which Oakwood will merge with and into BFST, with BFST continuing as the surviving entity (the “Merger”), and which further contemplates that Oakwood Bank, a Texas banking association and wholly-owned subsidiary of Oakwood (“Oakwood Bank”), and b1BANK, a Louisiana state-chartered bank and wholly-owned subsidiary of BFST (“b1BANK”), will be combined through merger, with b1BANK continuing as the surviving entity, pursuant to a separate agreement and plan of bank merger;

WHEREAS, the Reorganization Agreement provides that all of the issued and outstanding shares of common stock of Oakwood (the “Oakwood Stock”) (other than any Cancelled Shares or Dissenting Shares) will be exchanged for such consideration as set forth in the Reorganization Agreement;

WHEREAS, as a condition and inducement to BFST’s willingness to enter into the Reorganization Agreement, each of the Shareholders has agreed to vote his or her shares of Oakwood Stock in favor of approval of the Reorganization Agreement and the transactions contemplated thereby; and

WHEREAS, BFST is relying on this Agreement in incurring expenses in reviewing Oakwood’s business, in preparing a proxy statement/prospectus, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger.

NOW, THEREFORE, in consideration of the substantial expenses that BFST will incur in connection with the transactions contemplated by the Reorganization Agreement and to induce BFST to execute the Reorganization Agreement and to proceed to incur such expenses, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby, severally and not jointly, agree as follows:

AGREEMENT

1.           Each of the Shareholders hereby severally, but not jointly, represents and warrants to BFST that:

(a)    such Shareholder is the registered owner or beneficial owner of, or has full voting power with respect to, the number of shares of Oakwood Stock set forth below such Shareholder’s name on such Shareholder’s signature page to this Agreement (the “Shares”) free and clear of all liens or encumbrances, except as set forth on Schedule 1(a) hereto;

(b)    except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares, except as set forth on Schedule 1(b) hereto;

(c)    such Shareholder does not beneficially own any Oakwood Stock other than (i) the Shares and (ii) any options, warrants or other rights (including any Oakwood Equity Awards) to acquire any additional shares of Oakwood Stock or any security exercisable for or convertible into shares of Oakwood Stock set forth on Schedule 1(c) hereto; and

(d)    such Shareholder has had an opportunity to obtain the advice of legal counsel prior to executing this Agreement.

2.        Each Shareholder hereby agrees during the term of this Agreement to vote the Shares, and any additional shares of Oakwood Stock or other voting securities of Oakwood acquired by such Shareholder after the date hereof, (a) in favor of the approval and adoption of the Reorganization Agreement and the transactions contemplated thereby at the meeting of shareholders of Oakwood called for the purpose of considering and voting upon the approval of the Reorganization Agreement and the transactions contemplated thereby (the “Oakwood Shareholder Meeting”) and (b) against approval of any Acquisition Proposal or any other proposal made in opposition to or in competition with this Agreement or the Reorganization Agreement (such Acquisition Proposal or other proposal, an “Opposing Proposal”) presented at the Oakwood Shareholder Meeting or any other meeting of shareholders held prior or subsequent to the Oakwood Shareholder Meeting or for which Oakwood otherwise seeks the approval of Oakwood’s shareholders.

3.           Subject to Section 7 hereof, each Shareholder shall not solicit, initiate, or knowingly encourage (including by providing information or assistance), facilitate or induce any Opposing Proposal, support (or publicly suggest that anyone else should support) any Opposing Proposal that may be made, or ask the board of directors of Oakwood to consider, support or seek any Opposing Proposal or otherwise take any action designed to make any Opposing Proposal more likely; none of the Shareholders shall meet or otherwise communicate with any Person that makes or is considering making an Opposing Proposal or any representative of such Person after becoming aware that the Person has made or is considering making an Opposing Proposal. Each Shareholder shall promptly advise Oakwood of each contact the Shareholder or any of the Shareholder’s representatives may receive from any Person relating to any Opposing Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Opposing Proposal and shall provide Oakwood with all information that is reasonably requested by BFST and is reasonably available to the Shareholder regarding any such Opposing Proposal or possible Opposing Proposal, unless such Shareholder knows Oakwood has provided BFST with such information, and Oakwood shall in turn provide any such information to BFST. Each Shareholder shall not make any claim or join in any litigation alleging that the board of directors of Oakwood is required to consider, endorse or support any Opposing Proposal or to invite or seek any Opposing Proposal. Each Shareholder shall not take any other action that is reasonably likely to make consummation of the Merger less likely or to impair BFST’s ability to exercise any of the rights granted by the Reorganization Agreement.

4.          While this Agreement is in effect, each Shareholder shall not, directly or indirectly, (a) sell, transfer, assign, pledge, encumber, hypothecate, cause to be redeemed or otherwise dispose (any such transaction, a “Transfer”) of any or all Shares or any shares of Oakwood Stock subsequently acquired, (b) grant any proxy or interest in or with respect to any Shares or (c) deposit any Shares of Oakwood Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Oakwood Stock or grant any proxy with respect thereto, other than to other members of the board of directors of Oakwood for the purpose of voting to approve the Reorganization Agreement and the transactions contemplated thereby. This Section 4 shall not prohibit (v) Transfers to any member of the Shareholder’s family, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (w) Transfers for estate and tax planning purposes, including Transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement and the delivery of such agreement to BFST, (x) Transfers to any other shareholder of Oakwood who has executed a copy of this Agreement on the date hereof, (y) a Transfer or surrender of Shares to Oakwood in connection with the vesting, settlement or exercise of Oakwood Equity Awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Oakwood Stock Options, the exercise price thereon and (z) such Transfers as BFST may otherwise permit in its sole discretion in writing. Any attempted Transfer of Shares or any shares of Oakwood Stock subsequently acquired or any interest therein in violation of this Section 4 shall be null and void.

5.          Each Shareholder acknowledges that BFST is relying on this Agreement in reviewing the business of Oakwood and its Subsidiaries, including without limitation, Oakwood Bank, in preparing a proxy statement/prospectus, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger. Oakwood and each Shareholder acknowledges that the performance of this Agreement is intended to benefit BFST and Oakwood.

6.           This Agreement shall continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement in accordance with its terms, (b) the consummation of the Merger, or (c) twelve (12) months from the date hereof.

7.           Nothing in this Agreement shall be deemed to restrict any of the Shareholders from taking any action on behalf of Oakwood solely in the capacity of a director or officer of Oakwood (if applicable) that such Shareholder believes is necessary to fulfill the Shareholder’s duties and obligations as a director or officer (if applicable). Each Shareholder is executing this Agreement solely in his or her capacity as a shareholder of Oakwood.

8.         Each Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors rights (whether enforced in law or in equity). If the Shareholder is married and his or her Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

9.         Each Shareholder hereby (a) confirms such Shareholder’s knowledge of the availability of the rights of dissenting shareholders under the Texas Business Organizations Code (the “TBOC”) with respect to the Merger and (b) confirms receipt of a copy of the provisions of the TBOC related to the rights of dissenting shareholders attached hereto as Annex A. Each Shareholder hereby waives and agrees not to assert, and shall use its best efforts to cause any of its Affiliates who hold of record any of the Shareholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Shareholder or such Affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of Oakwood that the Shareholder shall hold of record at the time that the Shareholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the TBOC or otherwise.

10.        This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by each of BFST, Oakwood and the Shareholder. Any such amendment, modification, alteration or supplement shall only apply to the Shareholder(s) executing such written agreement and this Agreement shall remain in full force and effect with respect to Shareholders who do not execute such written agreement.

11.         For the convenience of the parties hereto, this Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

12.         This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. In the event of a conflict between the terms of this Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.

13.         All notices, consents, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:

If to BFST:

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Attention: Saundra Strong, General Counsel

Email:       saundra.strong@b1bank.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention: Peter G. Weinstock

   Beth A. Whitaker

Email:       pweinstock@HuntonAK.com

   bwhitaker@HuntonAK.com

If to Oakwood:

Oakwood Bancshares, Inc.

8411 Preston Road, Suite 106

Dallas, Texas 75225

Attention: Roy Salley

Email:       rsalley@oakwoodbank.com

With a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Mike Keeley

Email:       mike.keeley@nortonrosefulbright.com

If to a Shareholder:

At the address set forth on such Shareholder’s signature page to this Agreement.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

14.       From time to time, at BFST’s request and without further consideration, each Shareholder shall execute and deliver such additional documents reasonably requested by BFST as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

15.         Each Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Agreement will cause BFST or Oakwood, as the case may be, to sustain damages for which it would not have an adequate remedy at law for money damages. Consequently, each of BFST and Oakwood shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorney’s fees, and, notwithstanding BFST’s or Oakwood’s, as the case may be, right to so seek damages, the Shareholder waives any defense that an adequate remedy for BFST or Oakwood, as the case may be, exists under law. If the Shareholder, on the one hand, or BFST or Oakwood, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

16.         THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES THEREOF. ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF LOUISIANA, PARRISH OF EAST BATON ROUGE, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE U.S. DISTRICT COURT FOR THE MIDDLE DISTRICT OF LOUISIANA (BATON ROUGE, LOUISIANA), AND EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING. PROCESS IN ANY SUIT, ACTION OR OTHER PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD. NOTWITHSTANDING THE FOREGOING A PARTY MAY COMMENCE ANY ACTION OR PROCEEDING IN A COURT OTHER THAN THE ABOVE-NAMED COURTS SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY ONE OF THE ABOVE-NAMED COURTS.

17.      EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.         This Agreement shall be binding upon, and shall inure to the benefit of and are enforceable by, the parties and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of BFST, Oakwood and any Person that acquires all or substantially all of the assets of BFST or Oakwood. Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

19.         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such invalid or unenforceable provision as may be possible and still be valid and enforceable, and the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUSINESS FIRST BANCSHARES, INC.

By:
David R. Melville, III
Acting Chairman, President and Chief Executive Officer

[Signature Page to Voting Agreement]

OAKWOOD BANCSHARES, INC.

By:
Roy J. Salley,
Chief Executive Officer and President

[Signature Page to Voting Agreement]

SHAREHOLDER

Name:
Number of Shares:

Address for notice purposes:

Spouse:

[Signature Page to Voting Agreement]

Schedule 1(a)

Schedule 1(b)

Schedule 1(c)

ANNEX A

TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES,
CONVERSIONS, AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER. (a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction. (b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company. (c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS. In this subchapter: (1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who: (A) provides notice under Section 10.356; and (B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter. (2) “Responsible organization” means: (A) the organization responsible for: (i) the provision of notices under this subchapter; and (ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner; (B) with respect to a merger or conversion: (i) for matters occurring before the merger or conversion, the organization that is merging or converting; and (ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion; (C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; (D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and (E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Sec. 10.353. FORM AND VALIDITY OF NOTICE. (a) Notice required under this subchapter: (1) must be in writing; and (2) may be mailed, hand-delivered, or delivered by courier or electronic transmission. (b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL. (a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to: (1) dissent from: (A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger; (B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale; (C) a plan of exchange in which the ownership interest of the owner is to be acquired; (D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; (E) a merger effected under Section 10.006 in which: (i) the owner is entitled to vote on the merger; or (ii) the ownership interest of the owner is converted or exchanged; (F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or (G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to: (i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or (ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and (2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal. (b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if: (1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner: (A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either: (i) listed on a national securities exchange; or (ii) held of record by at least 2,000 owners; or (B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either: (i) listed on a national securities exchange; or (ii) held of record by at least 2,000 owners; (2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and (3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than: (A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are: (i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or (ii) held of record by at least 2,000 owners; (B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or (C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B). (c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006. (d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment: (1) listed on a national securities exchange; or (2) held of record by at least 2,000 owners.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL. (a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if: (1) the action or proposed action is submitted to a vote of the owners at a meeting; or (2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners. (b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective. (b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date. (c) A notice required to be provided under Subsection (a), (b), or (b-1) must: (1) be accompanied by: (A) a copy of this subchapter; or (B) information directing the owner to a publicly available electronic resource at which this subchapter may be accessed without subscription or cost; and (2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided. (d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided: (1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action; (2) under Subsection (a)(2) must be provided to: (A) each owner who consents in writing to the action before the owner delivers the written consent; and (B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and (3) under Subsection (b-1) must be provided: (A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or (B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer. (e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1). (f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL. (a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action. (b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner: (1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that: (A) is addressed to the entity’s president and secretary; (B) states that the owner’s right to dissent will be exercised if the action takes effect; (C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and (D) is delivered to the entity’s principal executive offices before the meeting; (2) with respect to the ownership interest for which the rights of dissent and appraisal are sought: (A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and (B) may not consent to the action if the action is approved by written consent; and (3) must give to the responsible organization a demand in writing that: (A) is addressed to the president and secretary of the responsible organization; (B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought; (C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent; (D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and (E) is delivered to the responsible organization at its principal executive offices at the following time: (i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting; (ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners; (iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or (iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c). (c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354. (d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise. (e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before: (1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or (2) a petition has been filed under Section 10.361.(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER. (a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by: (1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or (2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization: (1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or (2) signed assignments of the ownership interests if the ownership interests are uncertificated. (c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner: (1) an estimate by the responsible organization of the fair value of the ownership interests; and (2) an offer to pay the amount of the estimate provided under Subdivision (1).(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect. (e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization: (1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or (2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain: (1) a reference to the demand; and (2) the name of the original dissenting owner of the ownership interest.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST. A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS. (a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in: (1) the county in which the organization’s principal office is located in this state; or (2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state. (b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d). (c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list. (d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to: (1) the responsible organization; and (2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list. (e) The court shall: (1) determine which owners have: (A) perfected their rights by complying with this subchapter; and (B) become subsequently entitled to receive payment for the fair value of their ownership interests; and (2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1). (f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section. (g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a): (1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and (2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST. (a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest. (b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value. (c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES. (a) An appraiser appointed under Section 10.361 has the power and authority that: (1) is granted by the court in the order appointing the appraiser; and (2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure. (b) The appraiser shall: (1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and (2) file with the court a report of that determination. (c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING. (a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment. (c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases. (d) The responsible organization shall pay the amount of the judgment to the holder of the ownership interest on the terms and conditions ordered by the court. (e) On payment of the judgment, the dissenting owner does not have an interest in the: (1) ownership interest for which the payment is made; or (2) responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER. (a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs. (b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER. (a) An ownership interest of an organization acquired by a responsible organization under this subchapter: (1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and (2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury. (b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to: (1) receive payment for the ownership interest under this subchapter; and (2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent. (c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT. (a) The rights of a dissenting owner terminate if: (1) the owner withdraws the demand under Section 10.356; (2) the owner’s right of dissent is terminated under Section 10.356; (3) a petition is not filed within the period required by Section 10.361; or (4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter. (b) On termination of the right of dissent under this section: (1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action; (2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases; (3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action; (4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action; (5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and (6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL. In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of: (1) the value of the ownership interest; or (2) money damages to the owner with respect to the action.